UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2004

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Summary Statements of Operations by Segment for each Quarter and Year-to-Date 2003, Reclassified for Segment Reorganization Effective January 1, 2004.

Item 12. Results of Operations and Financial Condition.

The Company has three reportable segments: Insurance Brokerage, Specialized Benefits Services and Corporate. The Company’s reportable segments are separately managed strategic business units that offer different products and services to different target markets.

Effective January 1, 2004, the Company moved its core benefits operation and part of its executive and professional benefits operation from its Specialized Benefits segment into its Insurance Brokerage segment, reorganizing the management and reporting of the two business units. The change was made based on the determination that these business units’ focus is on a target market and an array of products similar to that of the Insurance Brokerage Segment.

Summary Statements of Operations by segment for each quarter and year to date 2003, reclassified for the segment reorganization which was effective January 1, 2004, are furnished and attached hereto as Exhibit 99.1 and are available on the Company’s website at www.usi.biz under the Investor Relations link.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2004

U.S.I. HOLDINGS CORPORATION

By:	/s/ Ernest J. Newborn
Name:	Ernest J. Newborn, II
Title:	Senior Vice President, General Counsel and Secretary